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                           PACIFICORP STOCK INCENTIVE PLAN
                                         AND
                         PACIFICORP LONG TERM INCENTIVE PLAN
                  NOTICE OF AMENDMENT TO RESTRICTED STOCK AGREEMENT
                                 (PERFORMANCE BASED)


     On November 18, 1998, the Board of Directors of PacifiCorp (the "Company") approved amendments to all outstanding restricted stock awards granted under the Company's Stock Incentive Plan and the Company's Long Term Incentive Plan. This Notice of Amendment is intended to apply to each Restricted Stock Agreement covering a restricted stock award granted under the Company's Long Term Incentive Plan and each Restricted Stock Agreement covering a restricted stock award identified as a "Performance Based" award under the Company's Stock Incentive Plan. The Company agrees that each Restricted Stock Agreement covering such a restricted stock award outstanding as of November 18, 1998 is hereby amended as follows:

1. SECTION 3.2(b) OF THE RESTRICTED STOCK AGREEMENT IS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

               "(b)      ACCELERATED VESTING.  Any unvested Grant Shares shall
become fully Vested upon the occurrence of any of the following:

                         (i)       Upon a Change in Control, unless such
acceleration of vesting would preclude the availability of "pooling of interests" accounting. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

                                   (A)       The consummation of:

                                             (1)  any consolidation, merger or
          plan of share exchange involving the Company (a "Merger") as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors ("Voting Securities") immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger; or

                                             (2)  any sale, lease, exchange
          or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company.

                                   (B)       At any time during a period of
          two consecutive years, individuals who at the beginning of such period constituted the

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          Board ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

                                   (C)       Any "person" or "group"
          (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of Voting Securities representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

                         (ii)      If an "Employer Disposition" occurs and
either (a) the Employee is not employed by the Company or a parent or subsidiary of the Company within 120 days after such Employer Disposition or (b) the Employee is employed by the Company or a parent or subsidiary of the Company within 120 days after such Employer Disposition but leaves such employment on or before the 120th day. For purposes of this Agreement, an "Employer Disposition" occurs when all the equity ownership of the subsidiary of the Company employing the Employee is disposed of and as a result, no part of such equity ownership is held by the Company or one of its subsidiaries;

                         (iii)     January 1 following the death of the
Employee; or

                         (iv)      Receipt by the Employee of formal written
notice of termination following the permanent and total disability of the Employee, which shall mean any medically determinable physical or mental impairment that renders the Employee unable to engage in any substantial gainful activity and can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                         (v)       January 1 following the Retirement of the
Employee after age 55 and completion of at least 5 "years of service" within the meaning of the tax qualified defined benefit plan maintained by the Employee's employer or, if no such defined benefit plan exists, the Company's defined benefit plan."

2. ALL OTHER PROVISIONS OF THE RESTRICTED STOCK AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT WITHOUT CHANGE BY THIS NOTICE OF AMENDMENT.


                              PACIFICORP


                              By
                                 ---------------------------------

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                                                                  CONFORMED COPY








                        PACIFICORP LONG TERM INCENTIVE PLAN
                                  1993 RESTATEMENT

                        (AS AMENDED THROUGH AMENDMENT NO. 2)










                                  STOEL RIVES LLP
                             -------------------------
                                 A T T O R N E Y S

                             STANDARD INSURANCE CENTER
                          900 SW FIFTH AVENUE, SUITE 2300
                            PORTLAND, OREGON 97204-1268
                              TELEPHONE (503) 224-3380
                                 FAX (503) 220-2480
                                     TDD (503)

                        PACIFICORP LONG TERM INCENTIVE PLAN
                                  1993 RESTATEMENT

                        (AS AMENDED THROUGH AMENDMENT NO. 2)


          PacifiCorp, an Oregon corporation (the "Company"), amends and restates its Long Term Incentive Plan, as adopted effective January 1, 1985 and amended by Amendment No. 1 effective October 25, 1985, to provide in its entirety as set forth herein. This Long Term Incentive Plan, as amended and restated (the "Plan"), shall govern incentive awards made on or after the date the Plan is approved by the Company's board of directors (the "Board of Directors"). Approval of the Plan by the Board of Directors shall not affect incentive awards to be made with respect to performance cycles that began under the Company's existing Long Term Incentive Plan prior to such approval, unless the Company and the recipients of such awards agree otherwise.

     1.   PURPOSE AND ADOPTION BY SUBSIDIARIES.

          1.1 PURPOSE. The purpose of the Plan, as restated herein, is to promote the long-term success of the Company and its Subsidiaries by providing stock-based incentives for selected executive employees of the Company and its Subsidiaries to exert their best efforts on behalf of the Company and its shareholders. Awards under the Plan shall take the form of grants of shares of the Company's Common Stock ("Common Stock"). Such shares shall be held by Plan participants ("Participants") subject to satisfaction of such vesting and stock ownership restrictions as may be specified at the time of grant.

          1.2 SUBSIDIARIES. For purposes of this Plan, the term "Subsidiary" shall mean any corporation that is a member, together with the Company, of a controlled group of corporations within the meaning of Internal Revenue Code Section 1563 and that adopts this Plan with the Company's approval. Awards under the Plan for any Participant employed by a Subsidiary shall be the financial responsibility of such Subsidiary. The Subsidiary's agreement to be bound by this obligation and other terms of the Plan shall be evidenced by a statement of adoption of the Plan executed by the
     Subsidiary and by the Company.     All grants under the Plan to a
     participant employed by a Subsidiary shall be treated for tax purposes as if made by the Subsidiary and shall be reported accordingly.

     2.   SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 7, the total number of shares of Common Stock that may be awarded under the Plan shall not exceed 900,000 shares. Shares awarded under the Plan shall be purchased on the open market for delivery to Participants.

     3.   EFFECTIVE DATE AND DURATION OF PLAN.

          3.1 EFFECTIVE DATE. The Plan shall become effective on the date adopted by the Board of Directors; provided, however, that no award under the Plan shall be


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     deemed effective until the Plan is approved by the affirmative vote of the holders of a majority of the securities of the Company represented and entitled to vote at a duly held meeting of the Company's shareholders at which a quorum is present. Any award made prior to shareholder approval of the Plan shall be conditioned on and made subject to such approval. Subject to this limitation, shares may be awarded under the Plan at any time after the effective date and before termination of the Plan.

          3.2 DURATION AND EARLY TERMINATION. Unless earlier terminated, the Plan shall continue in effect until all shares available for awards under the Plan have been awarded and all restrictions on such shares, if any, have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to outstanding shares held subject to restrictions. Termination shall not affect the forfeitability of shares awarded under the Plan.

     4.   ADMINISTRATION.

          4.1 BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations that are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          4.2 COMMITTEE. The Board of Directors may delegate to a committee of directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may terminate or amend the Plan as provided in Sections 3.2 and 11.

          4.3 OFFICER. The Board of Directors or the Committee, as applicable, may delegate to an executive officer of the Company authority to administer those aspects of the Plan that do not involve selection of Participants or decisions concerning the timing, pricing, or amounts of awards. No officer to whom administrative authority has been granted under this Section 4.3 may waive or modify any restriction applicable to shares granted to such officer under the Plan.

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     5.   ELIGIBILITY.  All executive employees of the Company and its
Subsidiaries are eligible for selection as Participants. The Board of Directors may, from time to time, select as Participants those executive employees who the Board of Directors believes have made or will make important contributions to the long-term performance of the Company and its Subsidiaries.

     6.   AWARDS.

          6.1 GRANT CRITERIA. In determining the individuals to whom awards under the Plan shall be made and the amounts of the awards, the Board of Directors shall consider criteria such as the following:

               (a)  Total shareholder return relative to peer companies;

               (b) Earnings per share growth over time relative to peer companies;

               (c)  Achievement of long term goals, strategies and plans; and

               (d)  Maintenance of competitive position.

          6.2 RESTRICTIONS. Shares awarded shall be subject to such terms, conditions, and restrictions as may be determined by the Board of Directors to be consistent with the purpose of the Plan and the best interests of the Company. The restrictions may include, without limitation, stock transfer restrictions and forfeiture provisions designed to facilitate the achievement by Participants of specified stock ownership goals.

          6.3 AGREEMENTS. The Board of Directors may require the recipient to sign an agreement as a condition of the award.

     7. CHANGES IN CAPITAL STRUCTURE. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for awards under the Plan. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

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     8.   ACCELERATION UPON TERMINATION AFTER CHANGE IN CONTROL.
Notwithstanding any other provisions of the Plan or related agreements, all restrictions affecting shares of Common Stock awarded to a Participant under the Plan shall immediately lapse upon termination of the Participant's employment within two years after the date on which any of the events described in 8.1, 8.2 or 8.3 has taken place or upon an Employer Disposition described in 8.4, if (i) the Participant does not become employed by the Company or a Subsidiary within 120 days after such Employer Disposition occurs, or (ii) the Participant becomes employed by the Company or an affiliate within 120 days after the Employer Disposition occurs, but leaves such employment on or before the 120th day.

          8.1 TENDER OR EXCHANGE OFFER. A tender or exchange offer, other than one made by the Company, is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of at least 20 percent of the outstanding Common Stock ; or

          8.2 20 PERCENT OWNER. The Company receives a report on Schedule 13D under the Exchange Act reporting the beneficial ownership by any person of 20 percent or more of the Company's outstanding Common Stock; or

          8.3 BOARD OF DIRECTORS. During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          8.4 EMPLOYER DISPOSITION. All the equity ownership of the Subsidiary employing the Participant is disposed of and as a result no part of such equity ownership is held by the Company or one of its Subsidiaries.

     9. STOCK CERTIFICATE LEGENDS. The certificates representing shares of Common Stock awarded under the Plan shall bear any legends required by the Board of Directors.

     10. WITHHOLDING TAX. The Company may require any recipient of an award under the Plan to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law.

     11. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Sections 4.1 and 8, however, no change in an award already granted shall be made without the written consent of the recipient of such award.

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

     12. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     13. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company or any Subsidiary any right to be retained or employed by the Company or any Subsidiary or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company or any Subsidiary.

     14. RIGHTS AS A SHAREHOLDER. The recipient of an award under the Plan shall have the right to vote all shares of Common Stock awarded to such recipient and shall have the right to all ordinary dividends payable in respect of such shares, regardless of whether such shares have vested or are subject to restrictions.

1993 Restatement Adopted by Board of Directors: November 17, 1993

1993 Restatement Approved by Shareholders:  May 11, 1994

Amendment No. 1 Adopted by Board of Directors:  May 21, 1997

Amendment No. 2 Adopted by Board of Directors:   February 11, 1998

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